Exhibit 4.1

MEDTRONIC, INC.
as Issuer
and
WELLS FARGO BANK, N.A.
as Trustee

Indenture
Dated as of September 15, 2005

$1,000,000,000
4.375% Senior Notes due 2010
4.750% Senior Notes due 2015

RECITALS
ARTICLE 1
Definitions And Incorporation By Reference

EXHIBITS
EXHIBIT A	Form of 2010 Senior Note
EXHIBIT B	Form of 2015 Senior Note
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate for 2010 Senior Note
EXHIBIT F	Regulation S Certificate for 2015 Senior Note
EXHIBIT G	Rule 144A Certificate for 2010 Senior Note
EXHIBIT H	Rule 144A Certificate for 2015 Senior Note
EXHIBIT I	Certificate of Beneficial Ownership for 2010 Senior Note
EXHIBIT J	Certificate of Beneficial Ownership for 2015 Senior Note
EXHIBIT K	Temporary Offshore Global Note Legend

     INDENTURE, dated as of September 15, 2005, between Medtronic, Inc., a Minnesota corporation, as the Company and Wells Fargo Bank, N.A., a national banking association, as Trustee.
RECITALS
     The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of up to $1,000,000,000 aggregate principal amount of the Company’s $400,000,0000 4.375% Senior Notes Due 2010 (and, if and when issued, any Additional Notes of the same series, together with any Exchange Notes issued therefor as provided herein) (the “2010 Senior Notes”) and $600,000,000 4.750% Senior Notes Due 2015 (and, if and when issued, any Additional Notes of the same series, together with any Exchange Notes issued therefor as provided herein) (the “2015 Senior Notes”). The 2010 Senior Notes and the 2015 Senior Notes are referred to collectively as the “Notes”. All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions And Incorporation By Reference
     Section 1.01. Definitions.
     “Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.
     “Additional Notes” means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.
     “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease in the Sale and Leaseback Transaction) of the obligation of the lessee for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “Bankruptcy Default” has the meaning assigned to such term in Section 6.01.

     “Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.
     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Equivalents” means
     (1) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
     (2) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
     (3) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above,
     (4) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and

     (5) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (4) above.
     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit I or Exhibit J, as applicable.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “Commission” means the Securities and Exchange Commission.
     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealing Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Trustee obtains fewer than three Referenced Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.
     “Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and computed in accordance with generally accepted accounting principles.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at Wells Fargo Bank, N.A., Sixth and Marquette, MAC N9303-110, Minneapolis, MN 55479.

     “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.
The amount of Debt of any Person will be deemed to be:
     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and
     (E) otherwise, the outstanding principal amount thereof.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the depositary of each Global Note, which will initially be DTC.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.
     “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.
     “Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.
     “Holder” or “Noteholder” means the registered holder of any Note.

     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.04. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.
     “Interest Payment Date” means each March 15 and September 15 of each year, commencing March 15, 2006.
     “Issue Date” means the date on which the Original Notes are originally issued under the Indenture.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.
     “Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
     “Permitted Debt” has the meaning assigned to such term in Section 4.04.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
     “Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the U.S. (other than its territories or possessions) and owned by the Company or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, except any such property which the Company’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole, as evidenced by a Board Resolution.
     “Quotation Agent” means the Reference Treasury Dealer appointed by us.
     “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by us.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the September 1 or March 1 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit E or Exhibit F hereto, as applicable.
     “Restricted Legend” means the legend set forth in Exhibit C.

     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” means any subsidiary of the Company which owns or leases a Principal Property.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G or Exhibit H hereto, as applicable or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
     “Securities Act” means the Securities Act of 1933.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

     “Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
     “Temporary Offshore Global Note Legend” means the legend set forth in Exhibit K.
     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.
     “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
     (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
     (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and
     (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
The Notes
     Section 2.01. Form, Dating and Denominations; Legends.
     (a) The 2010 Senior Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The 2015 Senior Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit B. The terms and provisions contained in the form of the Notes annexed as Exhibit A and Exhibit B, as applicable, constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess of $2,000.
     (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.
     (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
     (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
     (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
     (5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.
     (6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

     (2) after an Initial Note or any Initial Additional Note is
     (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.
     Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
     (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the aggregate principal amount not to exceed $1,000,000,000,
     (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and
     (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:
     (1) Receipt by the Trustee of an Officers’ Certificate specifying

     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes,
     (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,
     (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
     (E) other information the Company may determine to include or the Trustee may reasonably request.
     (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.
     (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for
     (1) Notes cancelled by the Trustee or delivered to it for cancellation;
     (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
     (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

     Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.
     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.
     Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

     (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
          (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.
          (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
          (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).
     (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
          (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
          (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
          (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)	No certification is required.

(2)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

     (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
     (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)
(1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
     (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.
     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

     Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
     (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
ARTICLE 3
Redemption; Offer to Purchase
     Section 3.01. Optional Redemption. At any time and from time to time on or after September 15, 2005, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes to be redeemed, and (y) the sum of the present value of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 10 basis points for the 2010 Senior Notes and 15 basis points for the 2015 Senior Notes, as the case may be, plus, in each case, accrued interest to the redemption date.
     Section 3.02. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 10 days before the date it mails the notice of redemption to each Holder (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and multiples of $1,000 in excess of $2,000. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date. An Officer’s Certificate specifying the actual redemption price must be sent to the Trustee no later than two Business Days prior to the redemption date.
     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (1) the redemption date;
     (2) the calculation of the redemption price, including the portion thereof representing any accrued interest;
     (3) the place or places where Notes are to be surrendered for redemption;
     (4) Notes called for redemption must be so surrendered in order to collect the redemption price;
     (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

     (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption on the redemption date, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
ARTICLE 4
Covenants
     Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph. The Company may pay interest at the Trustee’s corporate trust office or by check mailed to the registered address of the Holder.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company, provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.
     Section 4.04. Limitation on Secured Debt. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt, secured by a Lien on any Principal Property, now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such secured Debt so long as such secured debt shall be so secured; provided that the Company or any Restricted Subsidiary may Incur Debt secured by Liens without equally and ratably securing the Notes if, on the date of the Incurrence, after giving effect to the Incurrence and to the retirement of any Debt that is concurrently being retired, the aggregate amount of all outstanding Debt secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the Notes of each series then Outstanding except for the proviso of this paragraph, together with the aggregate amount of Attributable Debt incurred pursuant to the second proviso of

Section 4.05, does not at such time exceed 20% of Consolidated Net Tangible Assets of the Company.
     (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur Debt secured by the following Liens (“Permitted Debt”):
     (1) Liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for Federal income tax purposes in connection therewith) incurred after the date of the Indenture;
     (2) Liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including Liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);
     (3) Liens in favor of, or which secure Debt owing to, the Company or any Restricted Subsidiary;
     (4) Liens in favor of the U.S. or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);
     (5) Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (Federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;
     (6) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
     (7) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;
     (8) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
     (9) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;
     (10) Liens existing on the first date on which the Notes are authenticated;
     (11) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

     (12) any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (11), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property, shares of stock or Debt that secured the Lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Lien at such time is not increased.
     Section 4.05. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless
     (1) the Company or the Restricted Subsidiary would be entitled to, without equally and ratably securing the Notes to Incur Debt secured by a Lien on such property pursuant to Section 4.04, or
     (2) the Company, within 360 days after such transaction, applies an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of its Funded Debt; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (i) the principal amount of any Notes delivered within 360 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than Notes, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business; provided, however, that no such retirement may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision;
provided that no such restriction will apply to a Sale and Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years; provided further that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if, on the date of such transaction, after giving effect thereto and to the retirement of any Funded Debt that is concurrently being retired, the aggregate amount of all Attributable Debt in respect of Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions otherwise permitted under this Section 4.05), together with the aggregate amount of all outstanding Debt incurred pursuant to the first proviso of Section 4.04 does not at such time exceed 20% of Consolidated Net Tangible Assets of the Company.
     Section 4.06. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.
ARTICLE 5
Consolidation, Merger or Sale of Assets
     Section 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company, without the consent of the Holders of any of the Outstanding Notes, may
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person provided that
          (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;
          (2) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing;
          (3) immediately after giving effect to the transaction, the property or assets of the Company are not subject to any encumbrance which would not be permitted under the Indenture; and
          (4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture.

     (b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.
ARTICLE 6
Default and Remedies
     Section 6.01. Events of Default. An “Event of Default” occurs with respect of each series of the Notes if
     (1) the Company defaults in the payment of the principal of, or any premium on, any Note of that series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;
     (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note of that series when the same becomes due and payable, and the default continues for a period of 30 days;
     (3) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture applicable to such series or under the Notes of that series and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;
     (4) there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $500,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due at maturity;
     (5) an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or
     (6) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (5) or (6) a “Bankruptcy Default”).
     Section 6.02. Acceleration. (a) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes of each affected series, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of a majority in principal amount of the outstanding Notes of each affected series by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such affected series of Notes and its consequences if
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
     Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:
     (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;
     (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due hereunder;
     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.
     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the

Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the

Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
The Trustee
     Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

     (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.
     (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):
     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2006, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).
     Section 7.07. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
     Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.
     (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
     (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.
A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.
     Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.
     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8
Defeasance and Discharge
     Section 8.01. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes of any of the series and the Indenture with respect to Notes of such series, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.04 and 8.05, provided the following conditions have been satisfied:
     (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of the Notes of such series, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent registered public accounting firm expressed in a written certificate thereof delivered to the Trustee, through payment of interest and principal thereof in accordance with their terms, to pay principal of (and premium, if any) and interest on the Notes of such series to maturity.

     (2) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.
     (3) The Company has delivered to the Trustee
          (A) either (x) a ruling received from, or a publication by, the Internal Revenue Service to the effect that the Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and
          (B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders of the Notes of such series have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.
     (4) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.
     Section 8.02. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company’s obligations set forth in Sections 4.04 and 4.05 will terminate, and clause (3) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:
     (1) The Company has complied with clauses (1), (2), (3) (B), and (4) of Section 8.01; and
     (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.
     Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.
     Section 8.03. Application of Trust Money. Subject to Section 8.04, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01 or 8.02, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes of the series being defeased in accordance with the Notes of such series and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 8.04. Repayment to Company. Subject to Sections 7.07, 8.01 and 8.02, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes of the series being defeased that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder of the Notes of such series entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders of the Notes of such series entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to the return of such money to each Holder or the Company will cease.
     Section 8.05. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes of the series being defeased will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes of such series because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes of such series to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
Amendments, Supplements and Waivers
     Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder
     (1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes, or to make any other provisions with respect to matters or questions arising under the Indenture (including as to any particular series of Notes, to conform such series to the provisions of the description of such series set forth in any final offering memorandum or final prospectus relating to the initial issuance of such series to the extent that such description provisions are intended to be a verbatim recitation of terms applicable to the series), provided such action shall not adversely affect the interests of the Holders in any material respect;
     (2) to comply with Section 5.01;
     (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
     (4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
     (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (6) to secure the Notes;
     (7) to provide for or confirm the issuance of Additional Notes;
     (8) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;
     (9) to add any additional Events of Default,
     (10) to comply with the rules of any applicable securities depositary; or
     (11) to make any other change that does not materially and adversely affect the rights of any Holder.
     Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not
     (1) reduce the principal amount of, or premium on, or change the Stated Maturity of any installment of principal of any Note,
     (2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,
     (3) reduce the amount payable upon the redemption of any Note or change, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,
     (4) make any Note payable in money other than that stated in the Note, or change the place of payment where coin or currency in which the principal of, or any premium or interest on, any Note is payable,
     (5) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,
     (6) make any change in the percentage of the principal amount of the Notes required for amendments or waivers, or
     (7) modify or change any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes.
     (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.
     (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
     Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.
     Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 10
Miscellaneous
     Section 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

     Section 10.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 10.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN 55432-5604
Attention: General Counsel
Tel: (763) 505-3328
Fax: (763) 514-6982

with a copy to:

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN 55432-5604
Attention: Treasury Department
Tel: (763) 505-2693
Fax: (763) 505-2700

if to the Trustee:

Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Fax: 612-667-2160
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.
     Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 10.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
     Section 10.07. Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 10.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

     Section 10.09. Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.
     Section 10.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 10.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 10.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.
     Section 10.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

MEDTRONIC, INC. as Issuer
By:
Name:
Title:

WELLS FARGO BANK, N.A. as Trustee
By:
Name:
Title:

EXHIBIT A
[FACE OF NOTE]
Medtronic, Inc.
4.375% Senior Note Due September 15, 2010
[CUSIP] [CINS] _______________

No.	$	______________
     Medtronic, Inc., a Minnesota corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                      DOLLARS ($___) on September 15, 2010.
     Initial Interest Rate: 4.375% per annum.
     Interest Payment Dates: March 15 and September 15, commencing March 15, 2006.
     Regular Record Dates: March 1 and September 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	Medtronic, Inc.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 4.375% Senior Notes Due September 15, 2010 described in the Indenture referred to in this Note.

Wells Fargo Bank, N.A., as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
Medtronic, Inc.
4.375% Senior Note Due September 15, 2010
1. Principal and Interest.
     The Company promises to pay the principal of this Note on September 15, 2010.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 4.375% per annum (subject to adjustment as provided below).
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing March 15, 2006.
     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated September 15, 2005, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement”). In the event that (a) the Company has not filed the Exchange Offer Registration Statement within 90 days following the Issue Date; or (b) the Exchange Offer Registration Statement is not declared effective within 180 days following the Issue Date, or if a Shelf Registration Statement is required to be filed under the Exchange and Registration Rights Agreement, the Shelf Registration Statement is not declared effective within 225 days following the date of original issuance of the Notes; or (c) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer; or (d) any registration statement required by the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (all terms as defined in the Registration Rights Agreement and any such event referred to in clauses (a) through (d), the “Registration Default”), for the period from the occurrence of the Registration default (but only with respect to one Registration Default at any particular time) until such time as no Registration Default is in effect, the interest rate on this Note will increase by a rate of 0.25% per annum for the first 90-day period following the occurrence of such Registration Default which increase shall increase to a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default period.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 2% in excess of 4.375%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures.
     This is one of the Notes issued under an Indenture dated as of September 15, 2005 (as amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. Additional Notes may be issued pursuant to the Indenture (as provided for in Section 8 hereof), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess of $2,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Additional Issuances
     The Company may from time to time, without the consent of the Holders of the Notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as this Note except for the issue price and issue date and in some cases, the first interest payment date. Any such additional senior debt securities will, together with the then outstanding Notes of such series, constitute a single class of Notes under the Indenture. No additional Notes of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of the Notes.

9. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
10. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐     (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.
☐      (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
☐      (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By

To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
[FACE OF NOTE]
Medtronic, Inc.
4.750% Senior Note Due September 15, 2015
[CUSIP] [CINS]

No.	$
     Medtronic, Inc., a Minnesota corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                      DOLLARS ($                    ) on September 15, 2015.
     Initial Interest Rate: 4.750% per annum.
     Interest Payment Dates: March 15 and September 15, commencing March 15, 2006.
     Regular Record Dates: March 1 and September 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	Medtronic, Inc.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 4.750% Senior Notes Due September 15, 2015 described in the Indenture referred to in this Note.

Wells Fargo Bank, N.A., as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
Medtronic, Inc.
4.750% Senior Note Due September 15, 2015
1. Principal and Interest.
     The Company promises to pay the principal of this Note on September 15, 2015.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 4.750% per annum (subject to adjustment as provided below).
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing March 15, 2006.
     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated September 15, 2005, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that (a) the Company has not filed the Exchange Offer Registration Statement within 90 days following the Issue Date; or (b) the Exchange Offer Registration Statement is not declared effective within 180 days following the Issue Date, or if a Shelf Registration Statement is required to be filed under the Exchange and Registration Rights Agreement, the Shelf Registration Statement is not declared effective within 225 days following the date of original issuance of the Notes; or (c) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer; or (d) any registration statement required by the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (all terms as defined in the Registration Rights Agreement and any such event referred to in clauses (a) through (d), the “Registration Default”), for the period from the occurrence of the Registration default (but only with respect to one Registration Default at any particular time) until such time as no Registration Default is in effect, the interest rate on this Note will increase by a rate of 0.25% per annum for the first 90-day period following the occurrence of such Registration Default which increase shall increase to a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default period.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 2% in excess of •%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures.
     This is one of the Notes issued under an Indenture dated as of September •, 2005 (as amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. Additional Notes may be issued pursuant to the Indenture (as provided for in Section 8 hereof), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess of $2,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Additional Issuances
     The Company may from time to time, without the consent of the Holders of the Notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as this Note except for the issue price and issue date and in some cases, the first interest payment date. Any such additional senior debt securities will, together with the then outstanding Notes of such series, constitute a single class of Notes under the Indenture. No additional Notes of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of the Notes.

9. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
10. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐     (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit H to the Indenture is being furnished herewith.
☐      (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.
or
☐      (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[2]

By

To be executed by an executive officer

[2]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C
RESTRICTED LEGEND
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
     (1) REPRESENTS THAT
     (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
     (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR
     (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
     (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

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     (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     [TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

D-1

EXHIBIT E
Regulation S Certificate for 2010 Senior Note
_________, ____
Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration

Re:	Medtronic, Inc.
4.375% Senior Notes due September 15, 2010 (the “2010 Notes”)
Issued under the Indenture (the “Indenture”) dated as as of September 15, 2005

Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
[CHECK A OR B AS APPLICABLE.]
☐ A.	This Certificate relates to our proposed transfer of $___principal amount of 2010 Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the 2010 Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the 2010 Notes.

4.	The proposed transfer of 2010 Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the 2010 Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐ B.	This Certificate relates to our proposed exchange of $___principal amount of 2010 Notes issued under the Indenture for an equal principal amount of 2010 Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the 2010 Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of 2010 Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date:

EXHIBIT F
Regulation S Certificate for 2015 Senior Note
_________, ____
Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration

Re:	Medtronic, Inc.
4.750% Senior Notes due September 15, 2015 (the “2015 Notes”)
Issued under the Indenture (the “Indenture”) dated as as of September 15, 2005

Ladies and Gentlemen:
     Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
     [CHECK A OR B AS APPLICABLE.]
☐ A.	This Certificate relates to our proposed transfer of $___ principal amount of 2015 Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the 2015 Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b)

the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the 2015 Notes.

4.	The proposed transfer of 2015 Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the 2015 Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐ B.	This Certificate relates to our proposed exchange of $___ principal amount of 2015 Notes issued under the Indenture for an equal principal amount of 2015 Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the 2015 Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of 2015 Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date:

EXHIBIT G
Rule 144A Certificate for 2010 Senior Note
_________, ____
Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration

Re:	Medtronic, Inc.
4.375% Senior Notes due September 15, 2010 (the “2010 Notes”)
Issued under the Indenture (the “Indenture”) dated as as of September 15, 2005

Ladies and Gentlemen:
     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $___ principal amount of 2010 Notes issued under the Indenture.

☐ B.	Our proposed exchange of $___ principal amount of 2010 Notes issued under the Indenture for an equal principal amount of 2010 Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of 2010 Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date:

G-2

EXHIBIT H
Rule 144A Certificate for 2015 Senior Note
_________, ____
Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration

Re:	Medtronic, Inc.
4.750% Senior Notes due September 15, 2015 (the “2015 Notes”)
Issued under the Indenture (the “Indenture”) dated as as of September 15, 2005

Ladies and Gentlemen:
     TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
     This Certificate relates to:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $___ principal amount of 2015 Notes issued under the Indenture.

☐ B.	Our proposed exchange of $___ principal amount of 2015 Notes issued under the Indenture for an equal principal amount of 2015 Notes to be held by us.
     We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of 2015 Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

H-1

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:

Date:

H-2

EXHIBIT I
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership for 2010 Senior Note
To: Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
         Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re:	Medtronic, Inc.
4.375% Senior Notes due September 15, 2010 (the “2010 Notes”) Issued under the Indenture (the “Indenture”) dated as of September 15, 2005

Ladies and Gentlemen:
     We are the beneficial owner of $___ principal amount of 2010 Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
     We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the 2010 Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title: Address:

Date:
[FORM II]
Certificate of Beneficial Ownership for 2010 Senior Note

To:	Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration

Re:	Medtronic, Inc.
4.375% Senior Notes due September 15, 2010 (the “2010 Notes”)
Issued under the Indenture (the “Indenture”) dated as as of September 15, 2005
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of 2010 Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $___ principal amount of 2010 Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the 2010 Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully, [Name of DTC Participant]
By:
Name:
Title: Address:

Date:

EXHIBIT J
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership for 2015 Senior Note
To: Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re:	Medtronic, Inc.
4.750% Senior Notes due September 15, 2015 (the “2015 Notes”) Issued under the Indenture (the “Indenture”) dated as of September 15, 2005

Ladies and Gentlemen:
     We are the beneficial owner of $___ principal amount of 2015 Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
     We hereby certify as follows:
     [CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the 2015 Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title: Address:

Date:
[FORM II]
Certificate of Beneficial Ownership for 2015 Senior Note

To:	Wells Fargo Bank, N.A.
Sixth and Marquette
MAC N9303-110
Minneapolis, MN 55479
Attention: Corporate Trust Administration

Re:	Medtronic, Inc.
4.750% Senior Notes due September 15, 2015 (the “2015 Notes”)
Issued under the Indenture (the “Indenture”) dated as as of September 15, 2005
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of 2015 Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $___ principal amount of 2015 Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the 2015 Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully, [Name of DTC Participant]
By:
Name:
Title: Address:

Date:

EXHIBIT K
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE